Exhibit 99.1

Schedule of Investors who are parties to the Securities Purchase Agreement dated May 26, 2006 and the Registration Agreement dated May 26, 2006.

DKR SoundShore Oasis Holding Fund Ltd.
Camofi Master LDC
UBS O'Connor LLC fbo O'Connor Pipes Corporate Strategies Master Limited
Jana Piranha Master Fund, Ltd
Lucas Energy Total Return Partners LP
Lucas Energy Total Return Master Fund LP
Cutter Point Energy
Cranshire Capital, LP
Nite Capital LP
US Bank, N.A., fbo Brazos Micro Cap Fund
Treaty Oak Acorn
Enable Growth Partners LP
Enable Opportunity Partners LP
Pierce Diversified Strategy Master Fund LLC, Ena
Tivoli Partners LP
Bushido Capital Master Fund, LP
Pierce Diversified Strategy Master Fund LLC, Series Bus
SDS Capital Group SPC, Ltd.
Hudson Bay Fund LP
US Bank, N.A., custodian fbo Lakeview Hospital Foundation
US Bank, N.A., custodian fbo Lakeview Hospital Pension Plan
US Bank, N.A., custodian fbo St. Paul Electrical Construction Workers Pension Plan
US Bank, N.A., custodian fbo St. Paul Electrical Construction Workers Supplemental Pension Plan
US Bank, N.A., trustee under agreement of Richard D. Waterfield Trust dated 10/19/99
US Bank, N.A., custodian fbo Greater Milwaukee Foundation
US Bank, N.A., custodian fbo First American Small Cap Growth Opportunities Fund
State Street Bank & Trust, custodian for Burroughs Welcome Fund
Iroquois Master Fund Ltd.
ING Investment Management Co.
D.B. Zwirn Special Opportunity Funds, L.P.
D.B. Zwirn Special Opportunity Funds, Ltd.
QVT Fund LP